UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 18, 2020

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

Provisional Patent Filing

On August 18, 2020 Oncotelic, Inc. (“Oncotelic”), a wholly-owned subsidiary of Mateon Therapeutics, Inc. (“Mateon” or the “Company”), filed a provisional patent application on the method of use and composition of matter for second generation COVID-19 vaccine leveraging on OT-101 as adjuvant. To avoid the two potential issues wiith 1st generation vaccine against COVID-19, we will be combining the 1st generation COVID-19 DNA vaccine with a TGF-β inhibitor (OT-101) to stimulate a strong immune response while suppressing the IgA class switching that could aggravate the disease through Kawasaki reaction- IgA vasculitis. The company is aggressively pursuing the development of this 2nd generation COVID-19 vaccine expecting that the 1st generation vaccines would not be fully effective and may not be sufficient to counter the current pandemic.

Press releases

The provisional filing build on continual development of OT-101 as therapeutic against COVID-19. As related by the press releases over the past few months, OT-101 development as COVID-19 therapeutic is continuing.

June 23, 2020 (GLOBE NEWSWIRE) – Mateon Therapeutics selected IQVIA to manage C001, a Phase 2 randomized, controlled, multi-center clinical study of OT-101.

June 24, 2020 (GLOBE NEWSWIRE) — Oncotelic Inc. announced that IBM has granted access to its IBM Clinical Development (ICD) platform free of charge for the clinical trial evaluating the potential of Mateon’s lead drug candidate OT-101 in COVID-19 patients. The award was made following IBM’s review of the program and is designed to help accelerate the upcoming phase II COVID-19 clinical trial.

June 29, 2020 (GLOBE NEWSWIRE) – Mateon Therapeutics, Inc. announced it has secured a $2 million in debt financing with Golden Mountain Partners (GMP) for the conduct of a clinical trial evaluating OT-101 against COVID-19. This is a 1-year convertible note with 2% annual interest, personally guaranteed by Dr. Vuong Trieu, the Chief Executive Officer of Mateon. The note is convertible at the 1 year anniversary of the note, at the common stock price of the Company on conversion with no discount. GMP does not have the option to convert prior to the 1-year anniversary.

July 7, 2020 (GLOBE NEWSWIRE) – Mateon Therapeutics appointed Anthony Maida, III, Ph.D., MA, MBA as Chief Clinical Officer - Translational Medicine for the Company to lead our clinical trials including our COVID-19 trials.

July 9, 2020 (GLOBE NEWSWIRE) – Mateon Therapeutics appointed Giancarlo Mennella, Managing Director at EGAMID LTD, to lead its licensing activity for Trabedersen (OT-101) for COVID-19 globally with emphasis on South America where the treatment for COVID-19 is especially needed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

99.1	6-23-2020- IQVIA Press Release	Filed herewith.
99.2	6-24-2020- IBM ICD Press Release	Filed herewith.
99.3	6-29-2020- GMP Press release	Filed herewith.
99.4	7-7-2020- Anthony Maida Press Release	Filed herewith
99.5	7-9-2020- Giancarlo Mennella Press Release	Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: August 19, 2020	By:	/s/ Vuong Trieu
Vuong Trieu
Chief Executive Officer

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